EXHIBIT 12.1

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

CONTINENTAL AIRLINES, INC.
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(IN MILLIONS)

                                         Six      Three     Six     Three                                        |
                                         Months   Months   Months   Months                             4/28/93   |  1/1/93
                                         Ended    Ended    Ended    Ended                              through   |  through
                                         6/30/97  6/30/97  6/30/96  6/30/96   1996     1995    1994    12/31/93  |  4/27/93   1992
                                         -------  -------  -------  -------   ----     ----    ----    --------  |  -------   ----
Earnings:                                                                                                        |
  Earnings (Loss) Before Income                                                                                  |
    Taxes, Minority Interest                                                                                     |
    and Extraordinary Items               $ 332    $ 208    $ 301    $ 206   $ 428    $ 310    $(651)   ($ 52)   |  ($977)   ($125)
                                                                                                                 |
  Plus:                                                                                                          |
    Interest Expense (a)                     84       42       89       42     165      213      241      165    |     52      153
    Capitalized Interest                    (14)      (8)      (1)       0      (5)      (6)     (17)      (8)   |     (2)      (6)
    Amortization of Capitalized                                                                                  |
      Interest                                2        1        1        0       3        2        1        0    |      0        0
    Portion of Rent Expense                                                                                      |
      Representative of Interest                                                                                 |
        Expense (a)                         188       94      178       89     359      360      337      216    |    117      324
                                         ------   ------   ------   ------   -----    -----    -----    -----    |  -----    -----
                                            592      337      568      337     950      879      (89)     321    |   (810)     346
                                         ------   ------   ------   ------   -----    -----    -----    -----    |  -----    -----
Fixed Charges:                                                                                                   |
  Interest Expense (a)                       84       42       89       42     165      213      241      165    |     52      153
  Portion of Rent Expense                                                                                        |
    Representative of                                                                                            |
    Interest Expense (a)                    188       94      178       89     359      360      337      216    |    117      324
                                         -------  -------  -------  -------  -----    -----    -----    -----    |  -----    -----
Total Fixed Charges                         272      136      267      131     524      573      578      381    |    169      477
                                         -------  -------  -------  -------  -----    -----    -----    -----    |  -----    -----
                                                                                                                 |
Coverage Adequacy (Deficiency)            $ 320    $ 201    $ 301    $ 206   $ 426    $ 306    $(667)   $ (60)   |  $(979)   $(131)
                                         =======  =======  =======  =======  =====    =====    =====    =====    |  =====    =====
                                                                                                                 |
Coverage Ratio                             2.18     2.48     2.13     2.57    1.81     1.53      n/a      n/a    |    n/a      n/a
                                         =======  =======  =======  =======  =====    =====    =====    =====    |  =====    =====


----------

Note:   A vertical black line is shown in the table above to separate Continental's post-reorganized consolidated financial data of Holdings since they have not been prepared on a consistent basis of accounting.

(a)     Includes Fair Market Value Adjustments resulting from the Company's emergence from bankruptcy.